Resonant Inc. Reports Third Quarter 2020 Financial Results

Company Achieves Landmark Milestone with World’s Largest RF Filter Manufacturer for the Development of XBAR® 5G RF Filters for Mobile Devices

GOLETA, CA - November 10, 2020 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, has provided a business update and announced financial results for the third quarter ended September 30, 2020.

Management Commentary
“We’ve continued to execute upon all of our key milestones year to date, most notably, the second contractual milestone with the largest RF filter manufacturer in the world—our strategic partner—for the development of our XBAR 5G RF filters in mobile devices,” said George B. Holmes, Chairman and CEO of Resonant. “The achievement of this significant milestone confirms our technology meets the necessary metrics to move towards mass production, while also providing an influx of pre-paid royalties which will be recognized over the contract period.

“In addition, our high-performance XBAR 5G filters were successfully manufactured on two additional standard Surface Acoustic Wave, or SAW, front-end manufacturing processes, bringing the total to six, which fundamentally validates Resonant’s ability to produce these high frequency 5G filters faster, better and cheaper. Traditional high-performance Bulk Acoustic Wave (BAW) filter processes are complex, requiring many processing steps. However, XBAR, which provides high performance and wide bandwidth, and is a BAW device, can be manufactured using much simpler and more cost-effective SAW manufacturing lines."

Holmes concluded: “Today, we stand in a better position than ever to capitalize on the multi-billion dollar 5G market. Not only are we validating our 5G go-to-market strategy with the progress demonstrated in meeting the development milestone for XBAR, but we are increasing unit shipment volumes with our customers, providing new library designs to customers that are otherwise impossible and growing revenues.”

Operational Highlights
•Achieved the second 5G Mobile XBAR® RF filter milestone with the world’s largest RF filter manufacturer, which confirmed target performance, packaging and initial reliability, approving the move to the next phase of the Agreement, which focuses on building a commercial platform & high-volume manufacturing.

•Over 4.1 million units utilizing Resonant’s technology were shipped in the third quarter of 2020, an increase of 163% when compared to the 1.55 million units shipped in the same year-ago quarter. Resonant’s customers have shipped over 46.5 million units designed with the company’s technology to-date.
•Resonant shipped five RF filter designs focused on 4G to its Chinese customers in the third quarter of 2020.
•Successfully manufactured RF filters for 5G with two additional foundry partners using a standard SAW front-end process, an industry first. The Resonant 5G RF filter was designed for the non-mobile n79 5G band, which pertains to applications such as infrastructure and automotive, among others.
•Announced existing Tier 1 filter customer commenced shipments of high-value band designs into the above-average ASP automotive market, which facilitates immediate billings.
•Released a new extension to its Process Monitoring Tool (PMTx), which models and measures the fabrication processes of Temperature-Compensated Surface Acoustic Wave (TC-SAW) filter technologies for both Thick SiO2 and Bonded Wafers.
•Hosted two successful 5G public webinars - a thought leadership event with over 300 investment professionals and media in attendance.
•The event featured Resonant's Advisory Board, which has approximately 250 years of combined industry experience, who participated in numerous 5G fireside chats designed to help investors better understand the current state of 5G and the technology roadmap for 5G deployments.
◦Expert Insights on Unlocking the Potential of 5G
◦The Technology Enabling the Transition to 5G
•The Company's patent portfolio has continued to grow to over 250 patents filed and issued, 90 of which are related the Resonant's 5G XBAR technology.
•Appointed Glen Riley, a global technology industry leader with over 32 years of experience, to the Company's Advisory Board.

Third Quarter Ended September 30, 2020, Financial Summary

•Revenue in the third quarter of 2020 increased to $1.4 million, compared to $79,000 in the same quarter a year-ago. Sequentially, revenues increased 132% when compared to $0.6 million in the second quarter of 2020.
•At the end of the third quarter, deferred revenues totaled $2.4 million.
•Research and development expenses in the third quarter of 2020 were $4.4 million, compared to $4.6 million in the same quarter a year-ago.
•Sales, marketing and administration expenses in the third quarter of 2020 were $3.1 million, compared to $3.0 million in the same quarter a year-ago.

•Net loss of $6.1 million, or $(0.11) per share, in the third quarter of 2020, compared to a net loss of $7.4 million, or $(0.26) per share, in the same quarter a year-ago.
•Non-GAAP, adjusted EBITDA of $(4.4) million, or $(0.08) per share in the third quarter of 2020, compared to $(5.9) million or $(0.20) per share in the same quarter a year-ago.
•Cash used in the third quarter of 2020, net of the milestone payment, was approximately $3.8 million, compared to $5.8 million of cash used in the same year-ago quarter and $5.6 million of cash used in the second quarter of 2020. As of September 30, 2020, Resonant had cash and cash equivalents of approximately $20.1 million.

Conference Call and Webcast
Date: Tuesday, November 10, 2020
Time: 1:30 p.m. Pacific standard time (4:30 p.m. Eastern standard time)
U.S. Dial-In: 1-877-423-9813
International Dial-In: 1-201-689-8573
Conference ID: 13711933
Webcast: RESN Q3 2020 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through December 10, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13711933. A webcast will also be available for 30 days on the IR section of the Resonant website or by clicking here: RESN Q3 2020 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.
In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:
•Resonant Corporate Video
•ISN® and XBAR: Speeding the Transition to 5G
•Infinite Synthesized Networks, ISN® Explained
•What is an RF Filter?
•RF Filter Innovation
•Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page
(https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.
Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
(949) 546-6326
RESN@mzgroup.us

Resonant Inc.
Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$20,123,000	$10,688,000
Other current assets	938,000	453,000
TOTAL CURRENT ASSETS	21,061,000	11,141,000
PROPERTY AND EQUIPMENT, NET	1,668,000	1,885,000
OPERATING LEASE RIGHT-OF-USE ASSETS	2,049,000	2,496,000
NONCURRENT ASSETS	3,123,000	2,625,000
TOTAL ASSETS	$27,901,000	$18,147,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$4,024,000	$3,989,000
Deferred revenue, current	1,748,000	1,731,000
Operating lease liabilities, current	651,000	612,000
TOTAL CURRENT LIABILITIES	6,423,000	6,332,000
Deferred revenue, net of current portion	630,000	—
Operating lease liabilities, net of current portion	1,566,000	2,059,000
STOCKHOLDERS’ EQUITY
Common stock	53,000	33,000
Additional paid-in capital	162,959,000	132,214,000
Accumulated other comprehensive loss	45,000	1,000
Accumulated deficit	(143,775,000)	(122,492,000)
TOTAL STOCKHOLDERS’ EQUITY	19,282,000	9,756,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,901,000	$18,147,000

Resonant Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30 2020	September 30, 2019
REVENUES	$1,405,000	$604,000	$79,000	$2,553,000	$276,000
OPERATING EXPENSES
Research and development	4,413,000	4,845,000	4,609,000	14,720,000	13,628,000
Sales, marketing and administration	3,055,000	2,976,000	2,952,000	9,170,000	8,931,000
TOTAL OPERATING EXPENSES	7,468,000	7,821,000	7,561,000	23,890,000	22,559,000
NET OPERATING LOSS	(6,063,000)	(7,217,000)	(7,482,000)	(21,337,000)	(22,283,000)
OTHER INCOME, NET
Interest and investment income	1,000	7,000	42,000	65,000	220,000
Other expense	(1,000)	(5,000)	(7,000)	(10,000)	(18,000)
TOTAL OTHER INCOME, NET	—	2,000	35,000	55,000	202,000
LOSS BEFORE INCOME TAXES	(6,063,000)	(7,215,000)	(7,447,000)	(21,282,000)	(22,081,000)
Provision for income taxes	—	—	—	1,000	1,000
NET LOSS	$(6,063,000)	$(7,215,000)	$(7,447,000)	$(21,283,000)	$(22,082,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.11)	$(0.14)	$(0.26)	$(0.43)	$(0.78)
Weighted average shares outstanding — basic and diluted	53,243,854	52,901,488	29,169,495	50,004,688	28,295,248

Resonant Inc.
Reconciliation of non-GAAP Information
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30 2020	September 30, 2019

Net loss (GAAP)	$(6,063,000)	$(7,215,000)	$(7,447,000)	$(21,283,000)	$(22,082,000)
Add (subtract) the following items:
Interest income	(1,000)	(7,000)	(42,000)	(65,000)	(220,000)
R&D stock compensation	645,000	870,000	703,000	2,163,000	2,026,000
SM&A stock compensation	828,000	741,000	686,000	2,300,000	2,174,000
R&D depreciation and amortization	193,000	202,000	183,000	604,000	589,000
SM&A depreciation and amortization	45,000	48,000	51,000	143,000	146,000
Provision for income taxes	—	—	—	1,000	1,000
Adjusted EBITDA (non-GAAP)	$(4,353,000)	$(5,361,000)	$(5,866,000)	$(16,137,000)	$(17,366,000)
Adjusted EBITDA (non-GAAP) per share – basic and diluted	$(0.08)	$(0.10)	$(0.20)	$(0.32)	$(0.61)
Weighted average shares outstanding — basic and diluted	53,243,854	52,901,488	29,169,495	50,004,688	28,295,248

R&D: research and development
SM&A: sales, marketing and administration